UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 26, 2020

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFG	Nasdaq Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On May 26, 2020, the Board of Directors of Principal Financial Group, Inc. (the “Company”) appointed Clare S. Richer as a new director of the Company and of Principal Life Insurance Company, effective May 26, 2020. There is no arrangement or understanding between Ms. Richer and any other person pursuant to which Ms. Richer was selected as a director. Ms. Richer has no material interest in any prior, existing or proposed transaction or series of transactions with the Company or its management.

Effective with her appointment, Ms. Richer will serve as a member of the Audit and Human Resources committees of the Board of Directors.  Ms. Richer’s compensation as a non-employee director will be consistent with that provided to all Company non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 6, 2020.  Pursuant to the established compensation program for non-employee directors, Ms. Richer will receive a pro-rated grant of Company restricted stock units which will be determined based upon the closing price of Company stock on May 26, 2020.

A press release announcing Ms. Richer’s election is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99	Press Release Concerning Election of Clare S. Richer, dated May 29, 2020
104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

	By:	/s/ Christopher J. Littlefield
	Name:	Christopher J. Littlefield
	Title:	Executive Vice President, General Counsel and Secretary

Date:June 1, 2020